                                                                    EXHIBIT 10.3


                                    FORM OF
                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of ______ __, 2003, between Hollywood Software, Inc., a corporation organized under the laws of the State of California (the "Company"), ___________ ("Executive"), and Access Integrated Technologies, Inc. , a Delaware corporation ("AccessIT").

         WHEREAS, Executive desires to provide services to the Company and the Company desires to retain the services of Executive;

         WHEREAS, the Company is a wholly-owned subsidiary of AccessIT; and

         WHEREAS, the Company and Executive desire to formalize the terms and conditions of Executive's employment with the Company.

         NOW, THEREFORE, the Company and Executive hereby agree as follows:

         1.       Employment.

                  1.1. General. The Company hereby employs Executive in the capacity of [DAVID: President/Chief Operating Officer] [BOB: Chief Technology Officer] of the Company or in such other executive position as may be mutually agreed upon by Executive and the Company. Executive hereby accepts such employment, upon the terms and subject to the conditions herein contained.

                  1.2. Duties. During the Executive's employment with the Company, Executive will report directly to the Company's Chief Executive Officer ("CEO") or such other executive officer as the CEO shall designate. Executive will be responsible for those duties consistent with Executive's position as may from time to time be assigned to or requested of Executive by the CEO or the Board of Directors of the Company (the "Board"). Executive shall perform such responsibilities faithfully and effectively. Executive shall conduct all of his activities in a manner so as to maintain and promote the business and reputation of the Company.

                  1.3. Certifications. Whenever the Chief Executive Officer of the Company or AccessIT is required by law, rule or regulation or requested by any governmental authority or by the Company's or AccessIT's auditors to provide certifications with respect to the Company's or AccessIT's financial statements or filings with the Securities and Exchange Commission or any other governmental authority, Executive shall sign such certifications as may be reasonably requested by the Chief Executive Officer of AccessIT or the Company, with such exceptions as Executive deems necessary to make such certifications accurate and not misleading; provided, however, that Executive's failure or refusal to sign such certifications shall not be deemed a breach of his obligations under this Agreement and shall not constitute "Cause" unless such failure is unreasonable in the circumstances.

                  1.4. Full-Time Position. Executive, during his employment with the Company, will devote all of his business time, attention and skills to the business and affairs of the Company; provided, however, that Executive shall be entitled to provide time and attention to personal and family business matters so long as such activities (i) do not violate the terms of any non-competition covenant between the Executive and the Company and/or Access IT, and (ii) do not interfere with the performance of Executive's responsibilities as an executive of the Company. In addition, nothing in this Agreement shall prevent Executive, upon approval of the Board of Directors of the Company, from serving as a director, trustee or advisor of other corporations or businesses which are not in competition with the business of the Company, AccessIT, or Access Digital Media, Inc.

         2.       Compensation and Benefits.

                  2.1. Base Salary. The Company shall pay to Executive as full compensation for any and all services rendered in any capacity during the term of his employment under this Agreement, an annualized, minimum base salary of $175,000 ("Base Salary"), subject to such increases, if any, as the Board shall determine, in its sole discretion. Executive's Base Salary shall be payable in accordance with the regular payroll practices of the Company, as in effect from time to time.

                  2.2. Additional Compensation. Executive shall have no guaranteed bonus. Any bonus payable to Executive shall be determined by the Board in its sole discretion based upon performance targets, if any, which may be adopted by the Board promptly after commencement of the term hereof and at the beginning of each year of employment hereunder. Executive shall participate in the preparation of such annual performance targets recommended by management of the Company for adoption by the Board. In addition, Executive shall be entitled to participate in such bonus programs as the Company may from time to time offer or provide to executives of the Company at similar levels.

                  2.3.     Executive Benefits.

                           2.3.1.   Expenses. The Company will reimburse
Executive for expenses he reasonably incurs in connection with the performance of his duties (including business travel and entertainment expenses), all in accordance with the Company's policies with respect thereto, as in effect from time to time.

                           2.3.2.   Benefit Plans. As long as Executive remains
a full-time employee of the Company, Executive shall be entitled to participate in such executive benefit plans and programs the Company may from time to time offer or provide to executives of the Company at similar levels, including, but not limited to, any life insurance, health and accident, medical and dental, disability and retirement plans and programs. In addition, Executive shall be entitled to participate in such executive benefit plans and programs AccessIT may from time to time offer or provide to executives of AccessIT and its subsidiaries at similar levels, including any stock option, 401(k) or similar profit sharing or pension plans, as well as any life insurance, health and accident, medical and dental, disability and retirement plans and programs to the extent that such plans and programs are more favorable to Executive than those offered by the Company.

                           2.3.3.   Vacation. Executive shall be eligible for
four (4) weeks of paid vacation per year. All vacation must be used by December 31 of each year of Executive's employment at which time any unused vacation shall expire and Executive shall no longer be entitled to such vacation. Except as may be required by applicable law, no compensation shall be payable in respect of any unused vacation days.

                  2.4. Employment Term. Executive's employment by the Company pursuant to this Agreement shall commence on the date hereof and, except as provided in Section 3.1 hereof, will continue until October 31, 2005 (the "Initial Term"). Thereafter, this Agreement shall be automatically renewed for successive one year periods commencing on November 1, 2005 the anniversary of such date in each subsequent year (the Initial Term, together with any subsequent employment period being referred to herein as the "Employment Term"); provided, however, that either party may elect to terminate this Agreement as of the end of the then current Employment Term, by written notice to such effect delivered to the other party at least 90 days prior to such termination date.

         3.       Termination of Employment.

                  3.1. Events of Termination. Executive's employment with the Company will terminate upon the occurrence of any one or more of the following events:

                           3.1.1.   Death. In the event of Executive's death,
Executive's employment will terminate on the date of death.

                           3.1.2.   Disability. In the event of Executive's
Disability (as hereinafter defined), the Company will have the option to terminate Executive's employment by giving a notice of termination to Executive. The notice of termination shall specify the date of termination, which date shall not be earlier than thirty (30) days after the notice of termination is given. For purposes of this Agreement, "Disability" means the inability of Executive to substantially perform his duties hereunder for either 90 consecutive days or a total of 120 days out of 365 consecutive days as a result of a physical or mental illness, all as determined in good faith by the Board.

                           3.1.3.   Termination by the Company for Cause. The
Company may, at its option, terminate Executive's employment for "Cause" determined in good faith by a majority of the Board (exclusive of Executive if Executive shall then serve as a member of the Board) by giving a notice of termination to Executive specifying the reasons for termination and if Executive shall fail to cure same within thirty (30) days of him receiving the notice of termination his Employment shall terminate at the end of such thirty (30) day period; provided, that in the event the Board in good faith determines that the underlying reasons giving rise to such determination cannot be cured, then said cure period shall not apply and Executive's employment shall terminate on the date of Executive's receipt of the notice of termination. "Cause" shall mean (i) Executive's conviction of, guilty or no contest plea to, or confession of guilt of, a felony or other crime involving moral turpitude; (ii) an act or omission by Executive in connection with his employment which constitutes gross negligence, malfeasance, willful misconduct or other bad faith conduct which is materially injurious to the Company; (iii) a material breach by Executive of this Agreement; (iv) continuing failure to perform such reasonable duties as are assigned to Executive by the Company in accordance with the terms of this Agreement, other than a failure resulting from a Disability as defined in
Section 3.1.2 hereof and refusal to perform duties if such duties would constitute the basis for a Good Reason (as defined below) resignation by Executive; (v) Executive's knowing taking any action in conflict of interest with the Company or any of its affiliates given Executive's position with the Company but only to the extent that such action results in material harm to the Company.

                           3.1.4    Resignation for Good Reason. The Executive
may terminate employment for "Good Reason" by giving notice thereof to the Company and a brief summary of the nature of the basis for such termination and, if the Company shall fail to cure the same within thirty (30) days of receiving such notice, then Executive's employment shall terminate at the end of such thirty (30) day period. "Good Reason" shall mean any of the following: (i) the Company requiring Executive to relocate his office more than 35 miles from the Company's [DAVID: headquarters in Hollywood, California] [BOB: offices in Brea, California], (ii) the Company assigning Executive to a position other than the position described in Section 1.1 of this Agreement without Executive's consent,
(iii) the Company requiring Executive to report directly to any officer other than the Chief Executive Officer or such other executive officer as the CEO shall designate without Executive's consent, (iv) the Company substantially diminishing Executive's duties or responsibilities or (v) the Company failing to pay any amounts owned to Executive when due or otherwise materially breaching any material term of this Agreement.

                  3.2. Certain Obligations of the Company Following Termination of the Executive's Employment. Following the termination of Executive's employment under the circumstances described below, the Company shall pay to Executive in accordance with its regular payroll practices the following compensation and provide the following benefits in full satisfaction and final settlement of any and all claims and demands that Executive now has or hereafter may have hereunder against the Company under this Agreement:

                           3.2.1.   Death; Disability. In the event that
Executive's employment is terminated by reason of Executive's death or Disability, Executive or his estate, as the case may be, shall be entitled to the following payments:

                                    (i)      continuing payments of Base Salary
through the date of death of Executive or the date of termination due to Executive's Disability in accordance with the Company's regular payroll practices;

                                    (ii)     any additional compensation
(including compensation pursuant to Section 2.2 and reimbursement pursuant to Section 2.4.1 hereof) earned but not yet paid with respect to the calendar year of termination, or, if based on annual performance, annualizing such performance to the date of death of Executive or the date of termination due to Executive's Disability and pro rating such additional compensation for the portion of the calendar year prior to such termination, payable at the time such additional compensation would have been payable but for such death or Disability; and

                                    (iii)    The Company shall pay to Executive
or his estate, as the case may be, the amounts and shall provide all benefits generally available under the employee benefit plans, and the policies and practices of the Company, determined in accordance with the applicable terms and provisions of such plans, policies and practices, in each case, as accrued to the date of termination or otherwise payable as a consequence of Executive's death or Disability.

                           3.2.2.   Termination by the Company for Cause. In the
event Executive's employment is terminated by the Company pursuant to Section
3.1.3 hereof, Executive shall be entitled to no further compensation or other benefits under this Agreement except that portion of any unpaid Base Salary accrued and earned by him hereunder up to and including the effective date of such termination.

                           3.2.3    Termination by Company Without Cause or by
Executive for Good Reason. In the event the Company terminates Executive without Cause or Executive terminates his employment for Good Reason, Executive shall be entitled to the following payments:

                                    (i)      continuing payments of Base Salary
through the expiration of the Employment Term in accordance with the Company's regular payroll practices; provided, however, that if the termination for Good Reason occurs within ninety days prior to the end of the then current Employment Term and no notice of termination was given prior to such 90 day period, then the Base Salary shall continue through the end of the yearly term following the then current Employment Term (the "Extended Term");

                                    (ii)     any additional compensation
(including compensation pursuant to Section 2.2 and reimbursement pursuant to Section 2.4.1 hereof) earned but not yet paid with respect to the calendar year of termination, or, if based on annual performance, through the end of the applicable year, payable at the time such additional compensation would have been payable but for such death or Disability;

                                    (iii)    The Company shall pay to Executive
or his estate, as the case may be, the amounts and shall provide all benefits generally available under the employee benefit plans, and the policies and practices of the Company, determined in accordance with the applicable terms and provisions of such plans, policies and practices, in each case, as accrued to the date of termination; and

                                    (iv)     The Company shall, to the extent
legally permissible, continue to participate in any life insurance, health insurance, and accident, medical and dental, disability and retirement plans and programs through the end of the Employment Term (and any Extended Term). To the extent that such participation is not legally permissible, the Company shall make or reimburse Executive for any continuation benefits under COBRA for the Employment Term (and any Extended Term).

                  3.3. Nature of Payments. All amounts to be paid by the Company to Executive pursuant to this Section 3 are considered by the parties to be severance payments. In the event such payments are treated as damages, it is expressly acknowledged by the parties that damages to Executive for termination of employment would be difficult to ascertain and the above amounts are reasonable estimates thereof. Notwithstanding anything to the contrary contained in this Agreement, payments due pursuant to Section 3.2.3(i) shall be reduced by the amount of any income received by Executive for services rendered as an employee to any other business or entity during the remainder of the Employment Term (and, if applicable, any Extended Term); provided, however, that in no case shall any reduction be made as a result of investment or other income earned by Executive in connection with activities other than the provision of employment or consulting services by Executive. Executive agrees to provide, upon request by the Company, copies of any Forms W-2 received by Executive for services rendered during any period in which Executive is entitled to receive payment pursuant to Section 3.2.3(i) of this Agreement.

                  3.4 Guarantee by AccessIT. The payment obligations of the Company pursuant to this Agreement are hereby unconditionally and irrevocably guaranteed by AccessIT.

         4.       Confidentiality; Inventions; Non-Compete.

                  Executive and Company shall enter into a Confidentiality, Inventions and Noncompete Agreement, the form of which is attached as Exhibit A hereto. The terms of that agreement and the duties and obligations thereunder shall be a part of this agreement and Executive agrees to perform its duties thereunder.

         5.       Miscellaneous Provisions.

                  5.1. Severability. If in any jurisdiction any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  5.2. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart), and this Agreement shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                  5.3. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand, or when delivered if mailed by registered or certified mail or overnight delivery, postage prepaid, return receipt requested as follows:

                  If to the Company, to:

                  Hollywood Software, Inc.
                  1604 N. Cahuenga Blvd., Suite 115
                  Hollywood, CA 90028
                  Facsimile No.: 323-463-1319
                  Attention:

                  Copy to:

                  Access Integrated Technologies, Inc.
                  55 Madison Avenue, Suite 300
                  Morristown, NJ 07960
                  Facsimile No.: 973-290-0081
                  Attention: President

                  Copy to:

                  Kirkpatrick & Lockhart LLP
                  599 Lexington Avenue
                  New York, NY 10022
                  Facsimile No.: (212) 536-3901
                  Attention: Warren H. Colodner, Esq.



                  If to Executive, to:






                  Copy to:








or to such other address(es) as a party hereto shall have designated by like notice to the other parties hereto.

                  5.4. Amendment. No provision of this Agreement may be modified, amended, waived or discharged in any manner except by a written instrument executed by the Company and Executive.

                  5.5. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral or written, with respect to the subject matter hereof.

                  5.6. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts entered into and to be performed wholly within said State. Executive and the Company hereby consent to the jurisdiction of the Federal and State courts located in the City of Los Angeles and waive any objections to such courts based on venue in connection with any claim or dispute arising under this Agreement.

                  5.7. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                  5.8. Binding Effect; Successors and Assigns. Executive may not delegate his duties or assign his rights hereunder. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

                  5.9. Waiver, etc. The failure of either of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

                  5.10. Representations and Warranties. Executive and the Company hereby represent and warrant to the other that: (a) he or it has full power, authority and capacity to execute and deliver this Agreement, and to perform his or its obligations hereunder; (b) such execution, delivery and performance will not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which he or it is a party or he or it is otherwise bound; and (c) this Agreement is his or its valid and binding obligation in accordance with its terms; and (d) Executive represents and warrants that he is under no other obligations, contractual or otherwise, that could impair his ability to perform his obligations under this Agreement.

                  5.11. Enforcement. If any party institutes legal action to enforce or interpret the terms and conditions of this Agreement, the prevailing party shall be awarded reasonable attorneys' fees at all trial and appellate levels, and the expenses and costs incurred by such prevailing party in connection therewith.

                  5.12. Continuing Effect. Where the context of this Agreement requires, the respective rights and obligations of the parties shall survive any termination or expiration of the term of this Agreement.

                  5.13. Expenses. Each party to this Agreement agrees to bear his or its own expenses in connection with the negotiation and execution of this Agreement.


                           [Signature Page to Follow]

         IN WITNESS WHEREOF, this Employment Agreement has been executed and delivered by the parties hereto as of the date first above written.


                                        HOLLYWOOD SOFTWARE, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        ACCESS INTEGRATED TECHNOLOGIES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        EXECUTIVE:



                                        ----------------------------------------

                                   EXHIBIT A


                    FORM OF CONFIDENTIALITY, INVENTIONS AND
                              NONCOMPETE AGREEMENT

                                     Form of
                         CONFIDENTIALITY, INVENTIONS AND
                              NONCOMPETE AGREEMENT

         CONFIDENTIALITY, INVENTIONS AND NONCOMPETE AGREEMENT (this "Agreement"), dated as of ___________ ___, 2003, made by ______________________
("Employee") in favor of Access Integrated Technologies, Inc., a Delaware corporation (the "Company").


                                   BACKGROUND

         WHEREAS, it is recognized by the Employee that the day-to-day performance of his or her duties while in the employment of the Company is likely to give or require access to confidential Company records and sources of information and to bring Employee into contact with others engaged in confidential work for the Company;

         WHEREAS, it is further recognized by the Employee that by reason of being employed by the Company, Employee may create or develop intellectual property (including inventions, ideas, discoveries, trade secrets and copyrightable works) resulting from or arising out of the work performed by Employee within the scope of Employee's responsibilities, or with the Company's facilities, equipment or supplies, or resulting from Employee's use or knowledge of confidential or trade secret information which is proprietary to the Company; and

         WHEREAS, the Employee has agreed to be bound by the non-competition provisions of Section 5 hereto in connection with the sale of all of the issued and outstanding shares of capital stock of the Company pursuant to that certain Stock Purchase Agreement, dated July , 2003, between and among the Company, Hollywood Software, Inc. and David Gajda and Robert Jackovich (the "Purchase Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

         NOW, THEREFORE, in consideration of employment by the Company and of prospective assignments to work on confidential matters, which Employee acknowledges is sufficient consideration for this Agreement, Employee agrees to the following continuing obligations:

         1. Confidentiality. During the period of Employee's employment with the Company, Employee agrees, except in the course of Employee's duties on behalf of the Company:


                  (a) to keep secret and treat confidentially all confidential information of the Company pertaining to Company customers and prospective customers, customer requirements, customer financial information, and other such confidential information compiled or maintained internally by the Company concerning its customers and prospective customers; and

                  (b) to keep secret and treat confidentially all confidential information of the Company pertaining to Company products, costs, marketing plans and contemplated activities, financial matters, research and development, production, engineering, product design, and other such confidential information compiled or maintained internally by the Company concerning its business, operations and activities; by way of illustration, but not limitation, confidential information includes inventions, processes, formulae, data, computer programs (whether in source or object code form) and all information relating to programs now existing or under development, computer program listings, know-how, improvements, discoveries, developments, designs, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, customer and supplier lists and compilations of information. For purposes of this Agreement, confidential information does not include information (i) which is or becomes generally known to the public or within the industry or industries in which the Company operates (other than through a breach of this agreement); (ii) made available to Employee by a person or entity not affiliated with the Company; provided, that such party is not under any -------- obligation of confidentiality to the Company which is known to Employee; or (iii) required by law or court order to be disclosed; provided, that Employee shall give the Company prompt written notice of any such -------- legal or judicial process requiring disclosure of confidential information and shall reasonably cooperate with the Company at the Company's expense, in any lawful action which the Company desires to take to limit the disclosure required by such legal or judicial process and shall permit to attempt, by appropriate legal means to limit and/or delay such disclosure.

         2. Confidentiality Upon Termination. Upon termination of Employee's employment with the Company, whether voluntary or involuntary and for whatever reason, Employee agrees:

                  (a) to promptly return to the Company any and all documents made or obtained by Employee in the course of his or her employment pertaining to or containing any of the confidential information of the Company referred to in Section 1 above; and

                  (b) for a period of five (5) years thereafter, to keep confidential and to make no written record of confidential information of the Company referred to in Section 1 above, and to make no use or disclosure thereof adverse to the interests of the Company in any geographic area in which Company interests would be damaged by such use or disclosure.

         3. Confidential Relationship.Employee acknowledges that this Agreement provides notice that the Company regards it to be vital to its interest that its confidential information and trade secrets be safeguarded by its employees. Employee understands that this Agreement establishes a confidential relationship between Employee and the Company, and that Employee has a duty under the law not to breach the confidential relationship by using or disclosing Company confidential information and trade secrets. Employee further understands that the Company relies upon Employee honoring such duty of confidence when the Company entrusts Employee with access to the Company's confidential information and trade secrets.

         4. Invention Disclosure and Assignment.

                   4.1 During the period of Employee's employment with the Company, Employee agrees to report to the Company fully and promptly in writing, all intellectual property (including inventions, ideas, discoveries, technical or business innovations and works of authorship, patentable or unpatentable, trade secrets and copyrightable works) which is made, developed, conceived or reduced to practice by Employee either solely or jointly with others resulting from or arising out of the work performed by Employee, within the scope of his responsibilities, or with the Company's facilities, equipment or supplies, or which results from his or her use or knowledge of confidential or trade secret information which is proprietary to the Company.

                   4.2 Upon termination of Employee's employment with the Company, and for a period of one (1) year thereafter, Employee agrees to report to the Company fully and promptly in writing, all intellectual property (including inventions, ideas, discoveries, technical or business innovations and works of authorship, patentable or unpatentable, trade secrets and copyrightable works) which is reduced to practice by Employee either solely or jointly with others, wherever such intellectual property reasonably results from the work performed by Employee during employment by the Company within the scope of his or her responsibilities, or with the Company's facilities, equipment or supplies, or results from his or her use or knowledge of confidential or trade secret information which is proprietary to the Company.

                   4.3 Employee agrees to hold all such intellectual property described in this Section 4 for the benefit of the Company and not to assign nor attempt to assign any rights therein to anyone other than the Company.

                   4.4 Employee agrees to assign to the Company upon its request and without further compensation all rights, title and interest in such intellectual property described in this Section 4 to which the Company is entitled as set forth in this Section 4 at any time, whether during or subsequent to Employee's period of said employment. Employee agrees to execute and deliver in a prompt manner all proper documents provided by the Company and presented to Employee including those necessary and attendant to domestic and foreign patent applications, including, but not limited to, divisional, continuation, continuation-in-part, substitute and/or reissue applications, and all other instruments for the perfection of intellectual property rights, including related registrations of issued patents, design patent applications and registrations, applications for utility models and industrial models and copyrights, as well as formal assignments thereof. The Company will pay all reasonable out-of-pocket expenses incurred by Employee in perfecting the Company's rights as they relate to assisting the Company in all proper ways in the acquisition and preservation of the rights to such intellectual property as described in this subsection 4.4 and will pay Employee a reasonable hourly rate for Employee's post-employment efforts in perfecting such intellectual property.

                   4.5 Except as disclosed on Schedule 4.5 attached hereto, Employee covenants that there are no unpatented inventions, discoveries, ideas, technical or business innovations and works of authorship or information currently held by Employee which are to be outside the scope of this agreement.

                   4.6 The Employee recognizes that this Agreement does not require assignment of any invention which he has developed entirely on the Employee's own time without using the Company's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                (a) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or,

                (b) result from any work performed by the Employee for the Company.

                   4.7 The Employee acknowledges that all original works of authorship which are made by the Employee (solely or jointly with others) within the scope of his employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101) and belong to the Company. The Employee hereby further waives any moral rights he may otherwise claim on such works of authorship and copyright.

                   4.8 This Agreement shall not apply to an invention, improvement, discovery or development which qualifies fully as non-assignable under Section 2870 of the California Labor Code. The Employee has reviewed the notification on Exhibit B (Limited Exclusion Notification).


         5. Non-Competition; Non-Solicitation.

                   5.1 Subject to the provisions of Section 8 of the Purchase Agreement, during the term of Employee's employment by the Company and for any period thereafter in respect of which the Company is required to and does make severance payments ("Severance") to the Employee pursuant to the terms of his Employment Agreement, the Employee will not directly or indirectly:

                (a) engage in any business or activity that competes with the Business, anywhere in the United States or Canada;

                (b) enter the employ of any person or entity engaged in any business or activity that competes with the Business or render any consulting or other services to any person or entity for use in or with the effect of competing with the Business;

                (c) have an interest in any business or activity that competes with the Business, in any capacity, including, without limitation, as an investor, partner, stockholder, officer, director, principal, agent, employee, or creditor; provided, however, that nothing herein shall prevent the purchase or ownership by the Employee of less than 3% of the outstanding equity securities of any class of securities of a company registered under Section 12 of the Securities and Exchange Act of 1934, as amended;

                (d) recruit, solicit or induce, or attempt to recruit, solicit or induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

                (e) solicit, divert or take away, or in any manner persuade or attempt to persuade any of the clients, customers or accounts, or prospective clients, customers or accounts of the Company which were contracted, solicited or served by the Employee while employed by the Company to discontinue, cease or alter his, her or its relationship with the Company.

                [The following carve out is for Jackovich only.] Notwithstanding the foregoing, Jackovich may, upon (i) termination of employment by the Company without Cause (as defined in his Employment Agreement), (ii) resignation by Jackovich for Good Reason (as defined in his Employment Agreement), or (iii) expiration of the Employment Term (as defined in his Employment Agreement), be employed by (A) a consulting company so long as such consulting company is not engaged, and does not become engaged, in the Business or (B) a company in the film distribution, production or exhibition business so long as such company is not engaged, and does not become engaged, in the Business (other than the research, development or production of proprietary back office transaction software for both distributors or exhibitors of filmed and digital entertainment for its own use or for the use of such company's subsidiaries or affiliates); provided, that, prior to commencing employment with any such company, Jackovich shall deliver written notice to such company, with a copy to the Company, of his obligations hereunder and under to the terms of the Purchase Agreement. [END OF CARVE OUT FOR JACKOVICH]

                Notwithstanding anything to the contrary contained in this Agreement, the Employee's Employment Agreement or the Purchase Agreement, the provisions of this Section 5.1 and any non-compete covenant in favor of the Company or its affiliates contained in any other document(s) to which the Employee is a party, shall terminate and be of no further force and effect in the event that the Company is in default, and fails to cure such default within thirty (30) days prior written notice from the applicable Seller, under (i) any obligations under the Note or Pledge Agreement securing such Note, (ii) any payment obligation under the Purchase Agreement, or (iii) any obligation of the Company to issue, deliver and/or permit the sale of any shares of Class A Common Stock issued pursuant to the terms of the Purchase Agreement. Notwithstanding anything to the contrary contained in the first paragraph of this Section 5.1, in the event that the Employee's employment by the Company is terminated and the Company's obligation to pay Severance is terminated as a result of either (A) any waiver by the Employee of his right to receive such Severance or (B) as a result of any offset against earnings of the Employee in accordance with his Employment Agreement, then the covenants contained in this Agreement shall terminate upon the date on which the Severance payments are terminated, waived or offset.

                   5.2 If any restriction set forth in this Section 5 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                   5.3 The restrictions contained in this Section 5 are necessary for the protection of the business and goodwill of the Company and are considered by Employee to be reasonable for such purpose. In addition, Employee acknowledges that Employee's education, background, skills, and experience are such that the enforcement of the restrictions in this Section 5 will not unreasonably interfere with Employee's ability to earn a living. Employee agrees that Severance paid to him constitutes consideration in respect of his obligations hereunder with respect to the periods covered thereby, including, without limitation, periods subsequent to his employment.


        6. Miscellaneous.

          (a) All of the covenants and provisions herein contained are severable; in the event that any of said covenants or provisions shall be held by any court of competent jurisdiction to be invalid or unenforceable, this agreement shall be construed as if any such invalid or unenforceable covenant or provision were not herein contained. Employee acknowledges and agrees that any breach by Employee of any provision of this Agreement would cause irreparable injury to the Company and could not be remedied solely by monetary damages. In addition to any other available remedies in enforcing this agreement, the Company shall be entitled to equitable relief, including, without limitation, injunctive relief and specific performance, without proof of actual damages. No delay or omission by the Company in exercising any right under this agreement shall operate as a waiver of that or any other right. A written waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of California. Employee agrees that notwithstanding Employee's place of residence at the time of or subsequent to any breach by undersigned of this agreement, that he or she shall be subject to suit in the state or Federal courts located in Los Angeles County, California.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned has executed this Confidentiality, Inventions and Noncompete Agreement as of the day and year first above written.



                                    Employee:



                                    --------------------------------------

                                  SCHEDULE 4.5

         Unpatented inventions, discoveries, ideas, technical or business innovations and works of authorship or information currently held by Employee that are outside the scope of this Agreement.

                                    EXHIBIT B

                         LIMITED EXCLUSION NOTIFICATION

         THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

         1. relate at the time of conception or reduction to practice of the invention to the company's business, or actual or demonstrably anticipated research or development of the Company; and

         2. result from any work performed by you for the Company.

         To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

         This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full tide to such patent or invention to be in the United States.